SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2001

Real Estate Opportunities, Inc.
(Exact name of registrant as specified in its charter)

Colorado	0-28789	84-1461919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3225 East 2nd Avenue, Denver CO	80206
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 393-1600

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Item 1. Changes in Control of Registrant.

Not Applicable

Item 2.Acquisition or Disposition of Assets.

We have sold all of our building lots, as well as our custom model home, in the Village at Frederick Subdivision in Colorado.

We have acquired a horse property near Denver, Colorado of approximately 100 acres.

Item 3.Bankruptcy or Receivership.

Not Applicable

Item 4.Changes in Registrant's Certifying Accountant.

Not Applicable

Item 5.Other Events.

Not Applicable

Item 6.Resignation of Registrant's Directors.

Not Applicable

Item 7.Financial Statements, Pro Forma Financial Information and Exhibits.

Not Applicable

Item 8.Change in Fiscal Year.

Not Applicable

Item 9.Sales of Equity Securities Pursuant to Regulation S.

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2001	Real Estate Opportunities, Inc.
By: /s/ F. Jeffrey Krupka (President)